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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       -------------------------------

                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                            ALLSTATE FINANCING II
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            (Exact Name of Registrant as Specified in its Charter)

           Delaware                                       Applied for
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(State of Incorporation or Organization)                (I.R.S. Employer
                                                       Identification No.)

     c/o The Allstate Corporation
         2775 Sanders Road
         Northbrook, Illinois                              60062
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(Address of Principal Executive Offices)                 (Zip Code)





If this Form relates to the regis-            If this Form relates to the
tration of a class of debt securities         registration of a class of debt
and is effective upon filing pursuant         securities and is to become
to General Instruction A(c)(1) please         effective simultaneously with the
check the following box. [ ]                  effectiveness of a concurrent
                                              registration statement under the
                                              Securities Act of 1933 pursuant
                                              to General Instruction A(c)(2)
                                              please check the following
                                              box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                   Name of Each Exchange on Which
        to be so Registered                   Each Class is to be Registered
        -------------------                   ------------------------------

               None


Securities to be registered pursuant to Section 12(g) of the Act:

      7.83% Capital Securities (and the Guarantee with respect thereto)
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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby is the 7.83% Capital Securities (the "Capital Securities"), of Allstate Financing II, a statutory business trust created under the laws of the State of Delaware (the "Trust"). The Capital Securities represent preferred undivided beneficial interests in the assets of the Trust, and are fully and unconditionally guaranteed by The Allstate Corporation, a Delaware corporation, and the depositor of the Trust, as set forth in the Registration Statement on Form S-3 (Registration No. 333-10857) of the Trust and The Allstate Corporation, among other registrants, filed with the Securities and Exchange Commission (the "Commission") on August 27, 1996 under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto filed with the Commission on September 30, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), and the prospectus for the Capital Securities included therein, which descriptions are incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Capital Securities were filed with the Commission on November 27, 1996 pursuant to Rule 424(b) under the Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.         Exhibits.

                2.1 Certificate of Trust dated August 21, 1996 of Allstate Financing II (incorporated herein by reference to Exhibit
                     4.6 to the Registration Statement).

                2.2 Form of Amended and Restated Declaration of Trust of Allstate Financing II (incorporated herein by reference to Exhibit 4.13 to the Registration Statement).

                2.3 Form of Capital Security (incorporated herein by reference to Exhibit A-1 of Exhibit 4.13 to the Registration Statement).

                2.4 Form of Capital Securities Guarantee for the benefit of the holders of Capital Securities of Allstate Financing II (incorporated herein by reference to Exhibit 4.14 to the Registration Statement).

                2.5 Form of Indenture relating to subordinated debt securities between The Allstate Corporation and State Street Bank and Trust Company, as trustee (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

                2.6 Form of Supplemental Indenture to be used in connection with the issuance of subordinated debt securities and Capital Securities (incorporated herein by reference to Exhibit 4.4A to the Registration Statement).



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                                  SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        ALLSTATE FINANCING II

Dated:  November 13, 1996               By: /s/ JOSEPH T. KANE
                                            ---------------------------
                                                Joseph T. Kane, Trustee

                                        THE ALLSTATE CORPORATION, Depositor of
                                        the Registrant and Guarantor under the
                                        Guarantee

Dated:  November 13, 1996               By: /s/ JAMES P. ZILS
                                            -----------------------------
                                            Name:  James P. Zils
                                            Title: Vice President and Treasurer










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